Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Kentucky First Federal Bancorp (the “Company”) on Form 10-Q for the period ending March 31, 2005 (the “Report”) the undersigned hereby certify, pursuant to 18 U.S.C. § 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

/s/ TONY D. WHITAKER

Tony D. Whitaker Chairman of the Board and Chief Executive Officer

/s/ R. CLAY HULETTE

R. Clay Hulette Vice President and Chief Financial Officer

May 16, 2005